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                                                                   EXHIBIT 10.31

                                   AGREEMENT
                                   ---------

     This AGREEMENT ("Agreement") is made and entered into as of the 1st day of July, 2000 (the "Effective Date"), by and between HADRON, INC., a New York corporation (the "Company"), and C.W. GILLULY ("Gilluly").

                                    RECITALS
                                    --------

     WHEREAS, Gilluly is employed as Chairman of the Company pursuant to that certain Employment Agreement dated as of July 1, 1998, as amended March 30, 2000 (the "Employment Contract"); and

     WHEREAS, the Company desires to hire Gilluly, and Gilluly desires to be hired, to perform consulting services on a part-time basis relating to acquisitions, strategic planning and other areas in which Gilluly has experience and expertise, and to amend and restate his Employment Contract.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Change of Status.  Gilluly hereby agrees as of the Effective Date that
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his employment with the Company shall be part-time.  Gilluly agrees that if elected by the Stockholders of the Company, he will continue to serve as a member and Chairman of the Board of Directors of the Company and be compensated in such capacity as are other members of the Board of Directors of the Company. This Consulting Agreement amends and supersedes the Employment Contract.

     2.   Services. Gilluly will report directly to the Chief Executive Officer
          --------
of the Company (the "CEO"). Gilluly will provide the following services, as requested by the Board of Directors or the CEO, and also to perform those services normally associated with or incidental to those requested services (collectively, "the Services"):

          (a) Consulting relating to mergers, acquisitions, joint ventures and/or finance;

          (b) Consulting and assistance with sales, marketing, human resources and/or recruiting;

          (c)  Strategic planning; and

          (d) Any other services as reasonably requested by Company which are agreed to by Gilluly.

     Gilluly shall make himself available to perform services during regular business hours as requested in advance by the Board of Directors or the CEO. There shall be no minimum number of hours of services to be performed by Gilluly. Gilluly shall not be required to work more than
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90 hours per quarter in performance of the Services. Gilluly hereby agrees to perform the Services in accordance with the terms and conditions of this Agreement.

     3.   Responsibilities and Covenants of Gilluly.
          -----------------------------------------

          (a) Gilluly shall comply with and adhere to all directives, policies and procedures of Company and the officers of the Company.

          (b) Gilluly shall perform, and document the performance of, the Services in accordance with reasonable standards of diligence and care and Company's policies, programs and procedures. Gilluly shall create and maintain records documenting the Services utilizing forms provided by Company for such documentation, to the extent such forms are available.

          (c) Unless expressly authorized by the Board of Directors or CEO of the Company, Gilluly shall have no right or authority at any time to make any contract or binding promise of any nature on behalf of Company, whether oral or written.

          (d) When necessary, the Company shall provide Gilluly with an office and office support, but Gilluly shall not be required to report to work at the Company's premises on a regular basis. The Company shall provide Gilluly with access to a conference room or other facility where Gilluly may meet with customers or employees of the Company in performance of the Services.

     4.   Compensation.
          ------------

          (a) Base Fee.  For the Services performed hereunder by Gilluly,
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Company shall pay Gilluly $11,866.67 per month, payable on the first day of each month. Company shall be obligated to pay this amount to Gilluly for a period of twenty-four (24) months from the Effective Date, irrespective of whether this Agreement is terminated for any reason.

          (b) Expenses.  Company shall reimburse Gilluly for reasonable travel
              --------
expenses for travel requested by the Board of Directors or the CEO, in accordance with Company's travel and reimbursement policies. Company shall also reimburse Gilluly for Company-related long-distance phone calls, car mileage for local travel, and entertainment expenses which have been pre-approved by the Board of Directors or the CEO.

          (c) Benefits.  The Company shall continue to provide health insurance
              --------
to Gilluly in the manner and form that health and dental insurance was provided to him immediately prior to the Effective Date and Gilluly shall reimburse Company $284.70 per month for the cost of such health and dental insurance. The Company shall not provide, and shall have no obligation to provide, Gilluly with any other benefits.

          (d) Indemnification. The Company shall continue to indemnify Gilluly
              ----------------
for his activities as an officer, director and employee of the Company to the fullest extent provided under the Articles of Incorporation and By-Laws of the Company, as they exist on the Effective Date, and extend to Gilluly the indemnification permitted under Article VII, Section 7 of the Company's By-Laws. This obligation of indemnification shall survive any termination of this Agreement.

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     5.   Term and Termination. The term of this Agreement shall commence as of
          --------------------
the Effective Date, and shall continue for a period of twenty-four (24) months from the Effective Date, except as earlier terminated in accordance with the following paragraph. The provisions of Sections 4(a), 4(d), 5, and 6 shall survive any termination of this Agreement.

     If Company fails to make a payment when due, and such failure continues for a period of twenty (20) business days after the Company's receipt from Gilluly of notice of such failure, then Gilluly shall have the right to terminate this Agreement and the remaining unpaid obligations of Company shall, at Gilluly's option, become due and payable immediately. In the event that Gilluly retains counsel to assist in the collection of such unpaid obligations, the Company shall reimburse all reasonable attorney's fees, costs and necessary disbursements incurred by Gilluly in connection with such collection. The right to terminate shall be in addition to any remedies at law or equity to which the parties may be entitled.

     6.   Outstanding Obligations of Company to Gilluly.
          ---------------------------------------------

          (a) Company has executed a Note, payable to Gilluly in the original principal amount of $430,000, dated as of February 15, 2000. Company and Gilluly acknowledge that the outstanding principal balance of such Note is $230,000. Company shall continue to be liable under such Note and shall make any and all payments to Gilluly as are required pursuant to such Note.

          (b) Company shall pay Gilluly for unused vacation time accrued as of the Effective Date. As of July 1, 2000 such unused vacation time equals 39.602 hours multiplied by the rate of $89.75 per hour to equal $3,554.28.

          (c) Gilluly and Martha Alice Gilluly have executed an Amended and Restated Guaranty of Payment, dated as of April 12, 2000, in favor of United Bank (the "Guaranty"). As a condition to this Agreement becoming effective, the Company must have caused such Guaranty to be terminated and released. The Company shall indemnify Gilluly for any and all claims, losses or expenses (including reasonable attorney's fees) incurred by Gilluly and Mrs. Gilluly arising from such Guaranty.

          (d) Company shall pay to Gilluly $79,536.00, which represents all amounts due to him under Gilluly's deferred compensation plan, by making twelve
(12) equal monthly payments to Gilluly in the amount of $6,955.54 commencing one
(1) month after the Effective Date.

     7.   Status of Gilluly. Except as expressly provided in this Agreement,
          -----------------
with respect to the Services, Company shall have no responsibility for the payment to or on behalf of Gilluly of any fringe benefits, professional liability insurance premiums, contributions to insurance and pension or other deferred compensation plans nor will Company have any responsibility for the filing of any documents, forms and returns pertinent to all of the foregoing.

     8.   Restrictive Covenants.
          ---------------------

          (a) During the term of this Agreement, Gilluly will not, either directly or indirectly, solicit or transact business with a Client which is likely to adversely affect Company

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or induce, solicit or attempt in any manner to cause or persuade any Client of the Company to cease, to not increase or to decrease the volume of business which such Client has customarily done or contemplated doing with the Company or any of its affiliates. For the purposes of the Agreement, "Client" shall include any person, entity or facility, or their affiliates, with which the Company or any of its affiliates has contracted or for which the Company or any of its affiliates has provide services at any time during the twelve (12) month period prior to the Effective Date. Client also includes any and all prospective Clients of the Company or its affiliates, with which the Company or any of its affiliates as negotiated for the provision of services or products within the twelve (12) month period prior to the Effective Date.

          (b) During the term of this Agreement, Gilluly will not, either directly or indirectly, employ, solicit for employment, or suggest to any other person or entity that they or it employ or solicit for employment any employee of the Company or any of its affiliates.

          (c) Gilluly hereby acknowledges that breach of any covenant contained in Section 8 would cause irreparable injury to Company. Therefore, Gilluly hereby agrees that the covenants contained in this section may be specifically enforced through injunctive relief; however, the right to injunctive relief shall not preclude Company from obtaining any other legal remedy available to it. If any action at law or in equity is necessary for Company to enforce the provisions of this Agreement and Company prevails in such action, Company shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

     9.   Record Retention. Gilluly shall keep records of all services performed
          ----------------
and costs incurred under this Agreement, consistent with Company policy.

     10.  Mutual Release.
          --------------

          (a) Except for Company's obligations under this Agreement, the Company's continuing obligation to Gilluly as an officer and director of the Company, and the Company's obligations to Gilluly under any option, warrant or retirement plan, Gilluly hereby releases, acquits and forever discharges the Company and its successors, assigns, agents, directors, officers, owners, employees, representatives, attorneys, subsidiaries, and affiliates, and all persons acting by, through, under, or in concert with any of the foregoing (the "Company Released Parties"), from any and all claims, demands, actions, obligations or liabilities whatsoever, whether known or unknown, which Gilluly ever had or may now have against the Company Released Parties or any of them, including, without limitation, any claims, demands or liabilities related to or arising out of Gilluly's employment by the Company or termination of such employment.

          (b) Except for Gilluly's obligations under this Agreement, Gilluly's continuing obligations as an officer and director of Company and Gilluly's obligations under any option, warrant or retirement plan, Company hereby releases, acquits and forever discharges Gilluly and his successors, assigns, agents, representatives and attorneys, and all persons acting by, through, under or in concert with any of the foregoing (the "Gilluly Released Parties"), from any and all claims, demands, actions, obligations or liabilities whatsoever, whether known or unknown, which Company ever had or may not have against the Gilluly Released Parties or any of them,

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including, without limitation, any claims, demands or liabilities related to or arising out of Gilluly's employment by the Company.

     12.  General Provisions.
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          (a) This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

          (b) Any notice required or permitted to be given hereunder shall be either hand-delivered, sent by telephone facsimile, sent by overnight express courier service or sent by United States mail (registered or certified, return receipt requested) to the parties at the following address: (i) if to Gilluly, to 415 First Street, S.E., Washington, D.C. 20003, (202-544-8384 fax) and (ii) if to Company, to Hadron, Inc., 5904 Richmond Highway, Suite 300, Arlington, Virginia 22303, Attn: Chief Executive Officer, or to such other address as either party may designate to the other by written notice given in accordance herewith. Notice shall be deemed to have been given when delivered or, if sent by United States mail, within three (3) days of deposit in the mail (properly addressed, with postage prepaid thereon).

          (c) This Agreement may be modified, waived, or discharged only by a writing, signed by Gilluly and a duly authorized officer of Company.

          (d) This Agreement may not be assigned by Gilluly; however, in the event of Gilluly's death, Gilluly's rights under this Agreement shall pass to Gilluly's estate or heirs. This Agreement shall be binding upon Company and Gilluly, and shall inure to the benefit of Company and Gilluly, and their respective personal and legal representatives, heirs, successors and assigns.

          (e) This Agreement sets forth and is intended to be an integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the subject matter hereof and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties, with respect to the subject matter hereof other than as set forth herein. Any and all prior agreements among the parties, with respect to the subject matter hereof, are hereby superseded.

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by
Gilluly and by a duly authorized representative of Company, effective as of the date first written above.

                                       HADRON, INC.


                                       By:______________________________________
                                           Jon M. Stout, Chief Executive Officer

                                       C.W. GILLULY


                                       _________________________________________
                                       C.W. Gilluly

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